LC STRATEGIC REALTY, LLC

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is entered into on July 24, 2015, by and between LC Strategic Realty, LLC, a New York limited liability company (the “Company”), Capstone Financial Group, Inc., a Nevada corporation (“Capstone”), Christopher Naugle and Lorissa Naugle, who hereby agree as follows:

1.                  PURCHASE AND SALE OF STOCK.

1.1              Sale and Issuance of Membership Interest Units. Subject to the terms and conditions of this Agreement, Capstone shall purchase from the Company at the Closing, and the Company shall sell and issue to Capstone at the Closing, membership interests of the Company representing a 20% equity ownership interest in the Company, for a purchase price of $138,750 cash.  The membership interests issued to Capstone pursuant to this Agreement shall be referred to in this Agreement as the “Membership Interest Units.”

1.2              Mechanics.

(a)                Closing. Subject to the terms and conditions of this Agreement, the initial purchase and sale of the Membership Interest Units shall take place remotely via the exchange of documents and signatures immediately after the execution and delivery of this Agreement (the “Closing”), whereby the Company shall sell and issue to Capstone, and Capstone shall purchase from the Company, the Membership Interest Units. In addition, at the Closing, the parties shall enter into the mutually agreed upon Members Agreement and the two mutually agreed upon Non-Competition Agreements (together with this Agreement, the “Transaction Agreements”).

(b)                At the Closing, the Company shall issue to Capstone a certificate representing the Membership Interest Units that Capstone is purchasing, against payment of the purchase price therefor by check, wire transfer, or any combination thereof, or such other form of payment as shall be mutually agreed upon by Capstone and the Company.

(c)                All references herein to “Membership Interest Units” shall be deemed to be references to such Membership Interest Units as constituted on the date of this Agreement, and in the event of any split, reverse split or recapitalization the indicated number of Membership Interest Units shall automatically be deemed adjusted prospectively to reflect such event.

2.                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to Capstone that (except for any matters expressly set forth on a Disclosure Schedule previously delivered by the Company to Capstone and countersigned by Capstone, if any such Disclosure Schedule has been so delivered and countersigned) the following representations are true and correct:

2.1              Organization; Good Standing, Qualification. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of New York, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, to issue and sell the Membership Interest Units, and to carry out the provisions of this Agreement. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign limited liability company in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company or its business.

2.2              Authorization. All limited liability company action on the part of the Company, its managers, officers, directors and members necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance, sale and delivery of the Membership Interest Units being sold hereunder, has been taken. This Agreement and the other Transaction Agreements to which the Company is a party constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3              Valid Issuance of Membership Interest Units. The Membership Interest Units that are being issued to or purchased by Capstone hereunder, when issued, sold, and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable. Assuming the accuracy of the representations of Capstone in Section 3 of this Agreement, the Membership Interest Units will be issued in compliance with all applicable federal and state securities laws. Capstone will not, by virtue of owning such Membership Interest Units, be subject to any mandatory capital calls or be subject to any potential liability beyond the possible loss of its Membership Interest Units investment.

2.4              Capitalization.

(a)                Immediately before the Closing, Christopher Naugle and/or Lorissa Naugle own all of the issued and outstanding membership interests of the Company. All of the outstanding membership interests have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

(b)                The Company has not reserved any membership interests for issuance to managers, members, officers, directors, employees and consultants of the Company pursuant to any stock option, profits interests or other equity incentive plan. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first offer or first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company any membership interests, or any securities convertible into or exchangeable for membership interests, or any other equity-linked rights or securities.

(c)                The Company has no obligation (contingent or otherwise) to purchase or redeem any of its equity interests.

2.5              Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or to the Company’s knowledge, currently threatened in writing against the Company or any officer or director of the Company. Neither the Company nor any of its managers, members, officers or directors is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of managers, members, officers or directors, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate.

2.6              Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of its articles of organization or operating agreement, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or (e) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, the violation of which would have a material adverse effect on the Company. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.7              Financial Statements.

(a)                The Company has delivered to Capstone its audited financial statements as of and for the fiscal year ended December 31, 2014, and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the period ended May 31, 2015 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated , except that the unaudited Financial Statements may not contain all footnotes required by GAAP and are subject to customary and non-material year-end adjustments. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business after May 31, 2015; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a material adverse effect on the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.8              Agreements; Actions.

(a)                Except for the Transaction Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) fixed or (if reasonably likely to be realized for an amount above such threshold) contingent obligations of, or payments to, the Company in excess of $50,000; (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company; (iii) the grant of rights to license, market, or sell its products or services to any other individual, corporation, partnership, trust, limited liability company, association or other entity (“Person”) that limit the Company’s exclusive right to license, market, or sell its products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b)                No Company manager, employee or consultant is subject to any agreement (with a Person who previously employed or engaged him or her) which to any extent restricts him or her from competing, from engaging in any business, or from soliciting personnel.

(c)                The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

2.9              Intellectual Property. All Company employees and consultants have entered into customary nondisclosure/ nonuse/ proprietary-information-protection/ intellectual-property-

assignment agreements with the Company, and all such agreements remain in full force and effect. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its personnel for their use in connection with the Company’s business. To the Company’s knowledge, it will not be necessary to use any inventions or works of authorship of any of its managers, employees or consultants (or Persons it currently intends to hire) made before their employment or engagement by the Company. Each manager, employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted. “Company Intellectual Property” shall mean all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

2.10          Disclosure. No representation or statement made by or on behalf of the Company to Capstone contains or contained any untrue statement of a material fact or, to the Company’s best knowledge, omits to state a material fact necessary in order to make such representation or statement not misleading in light of the circumstances under which they were made.

3.                  REPRESENTATIONS AND WARRANTIES OF CAPSTONE.

Capstone hereby represents and warrants to the Company that:

3.1              Organization; Good Standing. Capstone is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, to purchase the Membership Interest Units, and to carry out the provisions of this Agreement.

3.2              Authorization. All and any corporate action on the part of Capstone, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the purchase of the Membership Interest Units being sold hereunder, has been taken. This Agreement and the other Transaction Agreements constitute valid and legally binding obligations of Capstone, enforceable in accordance with their respective terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3              Purchase Entirely for Own Account. This Agreement is made with Capstone in reliance upon Capstone’s representation to the Company, which by its execution of this Agreement it hereby confirms, that the Membership Interest Units to be issued to or purchased by Capstone will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that it has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.4              Reliance Upon Capstone’s Representations. Capstone understands that the Membership Interest Units are not registered under the Securities Act of 1933, as amended (the “Securities Act”) on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to an exemption from the registration provisions thereof, and that the Company’s reliance on such exemption is predicated on the bona fide nature of the investment intent and the accuracy of the representations of Capstone set forth herein.

3.5              Accredited Investor. Capstone further represents to the Company that it is an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act.

3.6              Restricted Securities. Capstone understands that the Membership Interest Units may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Membership Interest Units or an available exemption from registration under the Securities Act, the Membership Interest Units must be held indefinitely. In particular, Capstone is aware that the Membership Interest Units may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company. Such information is not now available and the Company has no present plans to make such information available.

3.7              Legends. Capstone understands that, to the extent applicable, each certificate or other document evidencing any of the Membership Interest Units shall be endorsed with the legends substantially in the form set forth below:

(a)                The following legend under the Securities Act:

“THE MEMBERSHIP INTEREST UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b)                Any legend imposed or required by the Company’s operating agreement or applicable state securities laws or by any agreement entered into in connection with this Agreement.

4.                  MISCELLANEOUS.

4.1              Entire Agreement. This Agreement (together with the other Transaction Agreements) constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof; provided, that any prior confidentiality agreement is not superseded and shall remain in full force and effect.

4.2              Survival of Warranties. The warranties and representations of the Company and Capstone contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

4.3              Successors and Assigns; Transfers. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Membership Interest Units sold hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.4              Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The parties hereto agree to submit to the exclusive jurisdiction of and venue in the federal and state courts seated in Erie County, New York with respect to the interpretation of this Agreement or for the purposes of any action arising out of or relating to this Agreement.

4.5              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Such counterparts may also be delivered by email.

4.6              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.7              Notices. Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by email or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or email address indicated for such person on the Company’s records, or at such other address or email address as such party may designate with 10 days’ advance written notice to the other parties hereto pursuant to this Section 4.7. All such notices and other written communications shall be effective on the date of mailing or delivery.

4.8              Amendments and Waivers. No amendment or modification hereto or waiver of any of the terms or provisions hereof shall be valid unless set forth in a writing that is executed by each of the parties hereto. No such waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

4.9              Facilitation. Each party hereto agrees to execute and perform such other documents (including without limitation an appropriate amendment of the Company’s operating agreement) and acts as are reasonably required in order to facilitate, effectuate and evidence the terms of this Agreement and the intent thereof, and to cooperate in good faith in order to effectuate the provisions and intent of this Agreement.

4.10          Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.                  AFFILIATED ENTITIES. Christopher Naugle and Lorissa Naugle agree that they shall cause any other entities or proprietorships through which the Company and/or either of them directly or indirectly carry on any business with a primary focus on (a) real estate, (b) media/entertainment/show business, or (c) endorsements/advertisements/personal appearances/use of likeness/monetization of celebrity (other than LC Strategic Holdings, LLC) to issue to Capstone, for no additional consideration, a number of its equity interests sufficient to give Capstone a 20% equity interest therein (Provided, that without Capstone’s express prior written consent Capstone shall not be given any equity interest which results in it having unlimited liability, e.g., a general partnership interest, or being subject to mandatory capital calls). It is understood that this Section 5 shall not apply to Syndicated Properties, LLC so long as its business is limited to a property at 37 Bridgman Street, Buffalo, New York and shall not apply to Syndicated Holdings, LLC so long as its business is limited to the Fillmore Creek Townhouses project in Ellicottville, New York and/or a property at 22 Somerton Avenue, Kenmore, New York.

IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:	LC STRATEGIC REALTY, LLC

	By:	/s/ Lorissa Naugle
Name: Lorissa Naugle
Title: Chief Executive Officer

CAPSTONE:	CAPSTONE FINANCIAL GROUP, INC.

	By:	/s/ Darin Pastor
Name: Darin Pastor
Title: Chief Executive Officer

/s/ Christopher Naugle
CHRISTOPHER NAUGLE

/s/ Lorissa Naugle
LORISSA NAUGLE